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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 29, 2002


                                 AMERALIA, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-15474


            Utah                                           87-0403973
------------------------------                     ----------------------------
 (State or other jurisdiction                      (IRS Employer Identification
incorporation or organization)                               Number)


                 20971 East Smoky Hill Rd, Centennial, CO 80015
              -----------------------------------------------------
              (Address of principal executive offices and Zip Code)

                                 (720) 876-2373
               ---------------------------------------------------
               Registrant's telephone number, including area code:


                     818 Taughenbaugh Blvd., Rifle, CO 81650
                  --------------------------------------------
                  former name or former address, if applicable




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ITEM 5. OTHER EVENTS.

NASDAQ EXTENSION

         AmerAlia, Inc. (Nasdaq: AALA) has received notification from the Nasdaq Stock Market that it has extended AmerAlia's listing the on SmallCap market subject to:

         AmerAlia's Form 10-Q for the quarter ended March 31, 2002 must be filed on or before May 15, 2002, and must demonstrate net tangible assets of at least $2,000,000 and/or shareholders' equity of at least $2,500,000; and

         On or before August 14, 2002, AmerAlia must demonstrate a closing bid price for its common stock of at least $1.00 per share, and immediately thereafter AmerAlia must evidence a closing bid price of at least $1.00 per share for a minimum of ten days.

         AmerAlia anticipates that its Form 10-Q report for the March 31, 2002, quarter will comply with the first Nasdaq requirement stated above. While AmerAlia is hopeful that the price for its common stock will respond to AmerAlia pursuing its business plan, AmerAlia has no control over the market for its common stock.


LOAN EXTENSION AND NEW LOAN PROCEEDS

         AmerAlia has paid the Bank of America, N.A. interest for its existing loan of approximately $10,000,000, and has, with the consent of the Jacqueline Badger Mars Trust (a principal shareholder of AmerAlia and guarantor of the repayment of the loan, the "Trust") extended the due date of the loan until June 30, 2002.

         AmerAlia received approximately $600,000 funds from a new loan from the Harris Bank as a result of a loan guaranty made by two accredited investors who are existing shareholders of AmerAlia - Robert C. Woolard and Charles D. O'Kieffe. The funds were used to repay an existing obligation of $100,000 due to Messrs. O'Kieffe and Woolard, and pay fees and interest in advance for three months (approximately $120,000) on our $10,000,000 loan from Bank of America that is guaranteed by the Trust, resulting in net proceeds to AmerAlia of approximately $380,000. We intend to use the net proceeds to reduce certain existing obligations to creditors and officers and directors and for working capital purposes in connection with the negotiation of our debt facility, equity investment, and the construction of a plant on our Rock School lease or the possible acquisition of neighboring sodium bicarbonate production assets.

         AmerAlia entered into guaranty agreements with both of Messrs. O'Kieffe and Woolard on the one hand, and the Trust on the other by which AmerAlia agreed to pay them a fee for guaranteeing the bank loans in an amount equal to 1.0833% of the amount of the loans received per month while the loans are outstanding. This compensation will be payable in shares of AmerAlia's restricted common stock valued at $1.00 per share, subject to the following readjustment:

         To the extent the average closing price of AmerAlia's common stock as reported by The Nasdaq Stock Market, Inc. SmallCap Market (or the OTC Bulletin Board or other quotation medium



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         selected by AmerAlia if AmerAlia's common stock is not, at that time, quoted on the Nasdaq SmallCap Market) for the 30 days following the announcement by AmerAlia that:

         A. it has obtained all debt and equity financing necessary for either: (i) the construction of a plant of its own on its Rock School lease, or (ii) an alternative business acquisition or development proposal, including a proposal involving the possible acquisition of a neighboring property.

         B. AmerAlia has made a determination to pursue other arrangements not involving either those set forth in clause A(i) or A(ii)

         exceeds $1.00 per share (the "New Price," but not be greater than $2.50 per share), the number of shares issued pursuant to this subscription agreement shall be recalculated based on the New Price. If the announcement has not been made by December 31, 2002, then the issue price of the shares remains $1.00 per share.

         If the rules of the Nasdaq Stock Market require that the fee be approved by the shareholders, then the payment of the fee in shares will be subject to shareholder approval and, if not approved by the shareholders, will be payable in cash not later than the date for repayment of the loan.

         As described in AmerAlia's annual report on Form 10-K, AmerAlia formed Natural Soda, Inc. As the operating company, Natural Soda obtained a renewal of AmerAlia's Rock School lease in June 2001. AmerAlia also assigned its Rifle, Colorado based assets to its wholly-owned subsidiary, Natural Soda. To comply with a request from the Trust (which was one of the Trust's condition precedent to entering into the December 1, 2000, amendment to the guaranty agreement), AmerAlia granted the Trust a security interest in its Colorado-based assets, including its stock ownership in its wholly-owned subsidiary. The security interest does not give any current ownership interest in those assets to the Trust, but gives the Trust the right to foreclose on the assets only if AmerAlia defaults on its indebtedness to the Bank of America. The security interest is common in commercial finance transactions to assure repayment, and would have been required by the Bank of America but for the Trust's guaranty.

RULE 701 DISCLOSURE

         (a) The transactions with Messrs. O'Kieffe and Woolard, and with the Trust, were effective March 29, 2002.
         (b) No underwriters were involved in the transaction. The only person who received securities from us in this transaction were Messrs. O'Kieffe and Woolard, and the Trust.
         (c) The securities were not sold for cash. The securities were issued to the accredited investors as consideration for their providing and extending certain loan guarantees for the benefit of AmerAlia, as described above.
         (d) The issuance of the shares was accomplished pursuant to the exemptions from registration contained in Sections 4(2) and 4(6) of the Securities Act of 1933. Each of the accredited investors is a shareholder of AmerAlia, and has been for more than two years. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investors with


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                  disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investors obtained all information regarding AmerAlia they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities in exchange for the license agreement.
         (e) There are no conversion rights or exchange rights associated with the shares, although they are subject to reduction in number as described above.
         (f) AmerAlia received proceeds from the loan made by the Bank of America and used the proceeds as described above.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:         1.       Fourth Amended and Restated Guaranty Agreement (Mars
                           Trust)
                  2.       Additional Guaranty Agreement (Messrs. O'Kieffe and
                           Woolard)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERALIA, INC.



April 1, 2002                              By: /s/ Robert C.J. van Mourik
                                               --------------------------
                                               Robert C.J. van Mourik,
                                               Executive Vice President



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                                 EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

1.                      Fourth Amended and Restated Guaranty Agreement (Mars Trust)
2.                      Additional Guaranty Agreement (Messrs. O'Kieffe and Woolard)